Exhibit 10.4

THE SECURITIES OF THE ISSUER REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No. of Shares of Common Stock or Preferred Stock, as applicable: 2,000,000 Warrant No. A-1

WARRANT
to Purchase
Common Stock or Preferred Stock of
CIFC Corp.

THIS IS TO CERTIFY THAT, for value received, GE Capital Equity Investments, Inc., a Delaware corporation (“GECEI,” and, together with any successor or registered assign that is GECC or any Person whose Equity Interests in the Issuer must be aggregated with those of GECC for purposes of the BHC Act, the “Initial Holder”), is entitled to purchase in whole or in part from time to time from CIFC Corp., a Delaware corporation (together with any successor thereto, the “Issuer”), at any time during the Exercise Period, the number of Warrant Shares (subject to adjustment as provided herein) shown above at a purchase price of $6.375 per Warrant Share (subject to adjustment as provided herein) (the “Exercise Price”). Certain capitalized terms used in this Warrant are defined in Section 1.02.

This warrant to Purchase Common Stock or Preferred Stock (this “Warrant,” and collectively with any other Warrants to Purchase Common Stock or Preferred Stock issued upon any transfer of all or a portion of this Warrant, the “Warrants”) has been issued pursuant to the Purchase Agreement.

As further set forth herein: (a) Common Stock shall be issuable in connection with any exercise of this Warrant by any Other Holder; and (b) only Preferred Stock shall be issuable in connection with any other exercise of this Warrant.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Warrant, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Certain Definitions.

1.01	Reserved.

1.02 Other Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.02 or in other provisions of this Warrant in the singular shall have the same meanings when used in the plural and vice versa):

“Action” means any judicial, legislative, administrative or arbitral actions, suits, investigations, audits, claims or other proceedings by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; provided, that for purposes of this Warrant, (a) the Issuer and its Subsidiaries, on the one hand, shall not be deemed to be Affiliates of the Initial Holder, on the other hand, and (b) the Major Stockholders, on the one hand, shall not be deemed to be Affiliates of the Initial Holder or the Company, on the other hand. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any other applicable Federal banking law, regulation or policy.

“Board” means, as of any date, the Board of Directors of the Issuer in office on that date.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated by Law to close. If a payment date is not a Business Day, payment may be made at such place on the next succeeding day that is a Business Day, and no interest on the amount of such payment shall accrue for the intervening period.

“Certificate of Designation” means the form of Certificate of Designation of Series A Convertible Non-Voting Preferred Stock attached hereto as Annex A.

“CIFC Parent” means CIFC Parent Holdings LLC, a Delaware limited liability company.

“Closing Price” with respect to any securities on any day means (a) the closing sale price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low bid prices on such day, in each case on NASDAQ, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or SEC-recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, (b) if such securities are not quoted or listed or admitted to trading on any national stock exchange or SEC-recognized trading market in the United States, the average of the high and low bid prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or (c) if the information in (a) and (b) is not available, a price determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer.

“Common Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, (a) the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise), or (b) if different from (a), the date on which the Common Stock trades “ex” the applicable dividend or distribution.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

“DFR Holdings” means DFR Holdings LLC, a Delaware limited liability company.

“Disposition Event” means (a) any merger or consolidation of the Issuer, or any sale of the outstanding Shares or other transaction or series of related transactions (i) as a result of which, in each such case, the holders of the Shares before such merger, consolidation or transfer(s), together with their Affiliates, cease to hold, directly or indirectly, a majority of the Shares or a majority of the outstanding voting securities of any successor to the Issuer immediately following such merger, consolidation or transfer(s), and (ii) in which, in each such case, the holders of the Shares before such merger, consolidation or transfer(s) receive cash (and no other form of consideration) in consideration for their Shares; or (b) a Liquidation Event.

“Dispute” has the meaning assigned to such term in Section 14.12(a).

“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security (and any option, warrant, right or security, including debt securities, convertible, exchangeable or exercisable thereto or therefor) in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.

“Escalation Notice” has the meaning assigned to such term in Section 14.12(b).

“Exercise Notice” has the meaning assigned to such term in Section 2.01.

“Exercise Period” means any time after the Original Issuance Date but prior to the Expiration Date.

“Exercise Price” has the meaning assigned to such term in the first paragraph of this Warrant.

“Expiration Date” means September 24, 2014.

“GECC” means General Electric Capital Corporation, a Delaware corporation and the indirect parent company of GECEI and GECDA.

“GECDA” means GE Capital Debt Advisors LLC, a Delaware limited liability company.

“GECEI” has the meaning assigned to such term in the first paragraph of this Warrant.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Holder” or “Holders” means the registered holder or holders of this Warrant or the registered holder or holders of certificates issued after the Original Issuance Date (in addition to or in lieu of this Warrant) that represent this Warrant.

“include” and “including” shall be construed as if followed by the phrase “, without being limited to,”.

“Initial Holder” has the meaning assigned to such term in the first paragraph of this Warrant.

“Investment Agreement” means the Investment Agreement, dated as of the Original Issuance Date, by and between the Issuer and GECEI, as the same may be modified and supplemented and in effect from time to time.

“Issuer” has the meaning assigned to such term in the first paragraph of this Warrant.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.

“Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Issuer.

“Major Stockholders” means, together, DFR Holdings, CIFC Parent, and any Person that is both a Stockholder and an Affiliate of either of the foregoing entities and any successors thereto (each, a “Major Stockholder”).

“net issue exercise” means issuance of a number of Warrant Shares equal to (i) the number of Shares for which the Warrant could then be exercised, multiplied by (ii) the difference between the value of one share of Common Stock in the Disposition Event minus the Exercise Price, then divided by (iii) the value of one share of Common Stock in the Disposition Event.

“New York Court” has the meaning assigned to such term in Section 14.13(a).

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Original Issuance Date” means September 24, 2012.

“Other Holder” means any Holder other than the Initial Holder. For the avoidance of doubt, such term excludes any successor or registered assign of GECEI whose Equity Interests in the Issuer must be aggregated with those of GECC for purposes of the BHC Act.

“Permitted Buyer” means any Person that is permitted under applicable Law and any other international, federal, state, local, county or municipal governing regulations, ordinances, rules, orders, compliance protocols, or statutes to own the Warrant Shares being purchased from a Holder following exercise of the Warrant.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Preferred Stock” means the Series A Convertible Non-Voting Preferred Stock, par value $0.001 per share, of the Issuer, each share of which shall have the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Designation. Such designations, powers, preferences and rights shall include that the Preferred Stock shall be mandatorily exchanged for Common Stock on a share-for-share basis if transferred to any Other Holder.

“Purchase Agreement” means the Asset Purchase Agreement, dated as of July 30, 2012, by and among the Issuer, GECDA, and GECC, as the same may be amended, modified, supplemented or restated from time to time.

“Redeemable Capital Stock” has the meaning assigned to such term in Section 4.07.

“Redemption Event” has the meaning assigned to such term in Section 4.08.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the Original Issuance Date, by and among the Issuer, GECEI, DFR Holdings, and CIFC Parent, as the same may be modified and supplemented and in effect from time to time.

“SEC” means the United States Securities and Exchange Commission or any successor entity thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.

“Shares” means, collectively (but without duplication), (a) shares of Common Stock, (b) shares of Preferred Stock, or (c) shares of other classes or series of capital stock of the Issuer that may exist from time to time.

“Stockholders” means the holders of Shares from time to time and “Stockholder” means any one of them.

“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than fifty percent (50%) of the voting power of the outstanding voting Equity Interests or more than fifty percent (50%) of the outstanding economic Equity Interest is held, directly or indirectly, by such Person.

“Voting Shares” means any outstanding Shares, including the Common Stock, that, as of the applicable determination date, are entitled to vote on matters submitted to a vote at a meeting of Stockholders.

“Warrant” and “Warrants” have the respective meanings set forth in the second paragraph of this Warrant.

“Warrant Shares” means, collectively (but without duplication), (a) the Shares issuable upon exercise of this Warrant in accordance with its terms, (b) any securities into which or for which such Shares shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Issuer, and (c) any securities issued with respect to the foregoing pursuant to a dividend, distribution or split.

SECTION 2. Exercise of Warrant.

2.01 Mechanics of Exercise. Subject to all of the terms and conditions hereof, during the Exercise Period, a Holder may exercise this Warrant, on one or more occasions, on any Business Day (or any other day on which a Disposition Event occurs), in whole or in part, by delivering to the Issuer, at its office maintained for such purpose pursuant to Section 14.01 hereof, (a) a written notice of the Holder’s election to exercise this Warrant substantially in the form attached hereto as Annex B, which notice shall specify the number of Warrant Shares to be purchased (the “Exercise Notice”), (b) a check or checks payable to the Issuer (or by any other reasonable acceptable form of immediately available funds including by wire transfer) in an aggregate amount equal to the aggregate Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, (c) this Warrant, and (d) to the extent the Holder is an Affiliate of GECEI and not a party to the Investment Agreement, a “statement of adhesion” pursuant to which such Affiliate confirms its agreement to be subject to and bound by all of the provisions set forth in the Investment Agreement that are applicable to Investor Holders (as defined in the Investment Agreement).

2.02 Automatic Exercise. If at any time during the Exercise Period, the Issuer effects a Disposition Event, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to this Section 2.02, effective immediately prior to the consummation of such Disposition Event on a net issue exercise basis to the extent such net issue exercise would result in the issuance of Warrant Shares; provided, that if such net issue exercise would not result in the issuance of Warrant Shares upon the consummation of such Disposition Event, this Warrant shall thereafter be cancelled and be of no further force and effect; provided, further, that in the case of a Disposition Event structured as a merger or consolidation of the Issuer, the Warrant shall be redeemed or cancelled in exchange for a payment of the applicable cash payable to holders of the number of Shares for which the Warrant could then be exercised minus the aggregate Exercise Price; provided, further, that in the case of a Disposition Event structured as a sale of Voting Shares, the Issuer shall use commercially reasonable efforts to make such provisions as are necessary to ensure that the Holder will be given the option of selling the Warrant. If this Warrant is automatically exercised pursuant to this Section 2.02, the Issuer shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Issuer in accordance with the terms hereof.

2.03 Certificates. Upon receipt of an Exercise Notice, the Issuer shall, as promptly as practicable and in any event within twenty (20) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a stock certificate or certificates representing the aggregate number of Warrant Shares and other securities issuable upon such exercise. The stock certificate or certificates for Warrant Shares or other securities so delivered shall be in such denominations as may be specified in the Exercise Notice (subject always to Section 12.02 hereto) and shall be registered in the name of the Holder or, subject to Section 14.03 hereof, such other name or names as shall be designated in such Exercise Notice. Except as prohibited by applicable Law, such stock certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including, to the extent permitted by Law, the right to vote such shares (with respect to Voting Shares) or to consent or to receive notice as a stockholder, as of the date on which the Issuer receives the last of the Exercise Notice, payment of the Exercise Price and this Warrant as aforesaid, and all taxes required to be paid by the Holder prior to the issuance of such shares pursuant to Section 9 hereof, if any, have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Shares and other securities, execute and deliver to the Holder a new warrant certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares provided for in this Warrant, which new warrant certificate shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Issuer agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares.

2.04 Representations and Warranties. All Warrant Shares shall, upon payment therefor in accordance with Section 2.01, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens, other than (a) those Liens created by the Holder thereof, (b) restrictions under United States federal and state securities laws, and (c) with respect to the Initial Holder, any restrictions under the Investment Agreement.

2.05 Fractional Shares. The Issuer shall not be required to issue a fractional Warrant Share upon exercise of this Warrant. As to any fraction of a share that a Holder would otherwise be entitled to purchase upon such exercise, the Holders shall be entitled to a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock on the Business Day immediately preceding the date of exercise, which cash adjustment may be paid by netting it from the aggregate Exercise Price payable upon such exercise of this Warrant or by payment from the Issuer.

2.06 Regulatory Matters. Except in the case of a net issuance pursuant to Section 2.02, exercise of the Warrant is subject to the condition that the Holder (or such other Person or Persons named in the Exercise Notice) is permitted to own the Warrant Shares under applicable Law.

SECTION 3. Transfer, Division and Combination. Subject to Section 14.03 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of the Issuer maintained for such purpose pursuant to Section 14.01 hereof, together with a written assignment of this Warrant, substantially in the form of Annex C hereto, duly executed by the Holder or its agent or attorney and payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Issuer shall, subject to Section 14.03 hereof and the immediately following sentence, (a) execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, (b) issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and (c) promptly cancel this Warrant. This Warrant, if properly transferred in compliance with this Section 3 and Section 14.03 hereof, may be exercised by a transferee, if permitted by the terms hereof, for the purchase of Warrant Shares without having a new Warrant or Warrants issued. Notwithstanding any provision herein to the contrary, the Issuer shall not be required to register the transfer of Warrants or Warrant Shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in compliance with all applicable restrictions in this Warrant. The Issuer shall maintain at its aforesaid office books for the registration and transfer of the Warrants.

SECTION 4. Adjustments to Exercise Price and Number of Warrant Shares Issuable Upon Warrant Exercise. The Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be subject to adjustment from time to time as set forth in this Section 4. Notwithstanding anything in this Section 4 to the contrary, in no event shall the Exercise Price be reduced below the par value of a Warrant Share.

4.01 Dividend or Distribution of Common Stock. If the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the Common Stock Record Date shall be reduced by multiplying such Exercise Price by a fraction, (a) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and (b) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 4.01 is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

4.02 Stock Splits and Reverse Stock Splits. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

4.03 Other In-Kind Distributions. If the Issuer shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Issuer (other than any dividends or distributions to which Section 4.01 applies) or evidences of its indebtedness, cash, securities or other assets (excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 5.01 applies), then, in each such case, the Issuer shall make proper provision so that a Holder who exercises this Warrant (or any portion thereof) after the applicable Common Stock Record Date (including any automatic exercise pursuant to Section 2.02 hereunder) shall be entitled to receive upon such exercise or purchase or automatic exercise, in addition to the Warrant Shares issuable upon such exercise, the amount and kind of such distribution that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, exercised this Warrant.

4.04 Deferral. In any case in which this Section 4 provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Issuer may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment.

4.05 Treasury Shares. For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer or by any of its Subsidiaries. The Issuer shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer or by any of its Subsidiaries.

4.06 Adjustment of Warrant Shares Issuable. Upon each adjustment of the Exercise Price as a result of the operation of this Section 4, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by multiplying the number of shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

4.07 Redeemable Capital Stock. In the event that a Holder would be entitled to receive upon exercise hereof any Redeemable Capital Stock (as defined below) and the Issuer redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a “Redemption Event”), then, from and after the effective date of such Redemption Event, the Holder shall be entitled to receive upon exercise, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock for which this Warrant could have been exercised immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the Holder shall have no other purchase rights under this Warrant with respect to such Redeemable Capital Stock. For purposes of this Section 4.07, “Redeemable Capital Stock” means a class or series of capital stock of the Issuer that provides by its terms a right in favor of the Issuer to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

SECTION 5. Consolidation, Merger, Share Exchange, etc.; Reclassification or Recapitalization.

5.01 Consolidation, Merger, Share Exchange, etc. In case a consolidation, merger or share exchange of the Issuer shall be effected with another Person on or after the Original Issuance Date, then, as a condition of such consolidation, merger or share exchange, lawful and adequate provision shall be made whereby the Holder(s) shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in lieu of each Warrant Share immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock or other Equity Interests, securities, cash or other property that would have been received upon such consolidation, merger or share exchange by the holder of a share of Common Stock immediately prior to such event. The Issuer shall not effect any such consolidation, merger or share exchange unless, prior to or simultaneously with the consummation thereof, the successor Person (if other than the Issuer) resulting from such consolidation, merger or share exchange, shall assume, by written instrument, the obligation to deliver to the Holder(s) such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such Holder(s) may be entitled to purchase upon the exercise of the Warrant. The above provisions of this Section 5.01 shall similarly apply to successive consolidations, mergers or share exchanges.

5.02 Reclassification or Recapitalization. If the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes or series of stock of the Issuer or other securities or property of the Issuer, whether by reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of Shares or stock dividend provided for in Section 4 or a consolidation, merger or share exchange provided for in Section 5.01), then from and after each such event, subject to Section 12.02, the Holder(s) shall have the right to exercise the Warrant for the amount and kind of shares of stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by a holder of the number of Warrant Shares for which this Warrant would have been exercisable immediately prior to such reorganization, recapitalization, reclassification or change, subject to further adjustment as provided herein.

SECTION 6. Notice to Holder.

6.01 Notice of Events Under Sections 4 or 5. Whenever the number of Warrant Shares issuable upon exercise hereof or the Exercise Price shall be adjusted pursuant to Section 4 or otherwise changed pursuant to Section 5 hereof, the Issuer shall forthwith obtain a certificate signed by an officer or the controller of the Issuer, setting forth, in reasonable detail, the event requiring the adjustment or change and the method by which such adjustment or change was calculated and specifying the adjusted Exercise Price and total number of Warrant Shares (or other securities) issuable upon exercise of the Warrant, as adjusted or changed. Upon request of any Holder, the Issuer shall promptly, and in any case within ten (10) days after the making of such request, cause a signed copy of such certificate to be delivered to such Holder in accordance with Section 14.02 hereof. The Issuer shall keep at its office or agency, maintained for the purposes set forth in Section 14.01 hereof, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective Permitted Buyer of a Warrant designated by a Holder. Failure to deliver any notice pursuant to this Section shall not affect the legality or validity of any adjustment or change that was to be the subject of such notice.

6.02 Notice of Certain Corporate Actions. In case the Issuer shall propose to (a) pay any dividend to the holders of its Shares or to make any other distribution to the holders of its Shares (other than stock dividends of Shares), (b) offer to the holders of its Shares rights to subscribe for or to purchase any Shares or shares of stock of any class or any other securities or options, warrants or other rights to purchase any securities, (c) effect any reclassification of its Shares (other than a reclassification involving only the subdivision, or combination, of outstanding Shares), (d) effect any capital reorganization, (e) effect a Liquidation Event (or if the Board approves any Liquidation Event), (f) effect any registration of Shares under the Securities Act (whether for the account of the Issuer or for the account of any of its stockholders), (g) effect any Disposition Event (other than a Liquidation Event), or (h) take any action referred to in Sections 4 or 5, then, in each such case, the Issuer shall give to each Holder, in accordance with Section 14.02 hereof, a notice of such proposed action, to the extent, and at substantially the same time and provide substantially the same information as, provided to the holders of Common Stock in connection therewith.

SECTION 7. Reservation and Authorization of Warrant Shares.

7.01 Reservation of Warrant Shares. The Issuer shall at all times reserve and keep available for issue upon the exercise or conversion of the Warrants such number of its authorized but unissued (a) shares of Common Stock and (b) shares of Preferred Stock, in each case, as will be sufficient to permit the exercise in full of all outstanding Warrants pursuant to the terms of this Warrant, including Section 12.02 and any adjustment to the number of Warrant Shares issuable hereunder pursuant to Section 4.07 of this Warrant, and for the exchange of shares of Preferred Stock for shares of Common Stock, and, from time to time, will take all steps necessary to amend its Constituent Documents or pass resolutions to provide sufficient reserves of Warrant Shares.

7.02 Corporate Authorization of Adjustments. Before or concurrently with taking any action that would result in an adjustment to the Exercise Price, the Issuer shall take any corporate action that is necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock or Preferred Stock free and clear of any Liens, other than (a) those Liens created by the Holder thereof, (b) restrictions under United States federal and state securities laws, and (c) with respect to the Initial Holder, any restrictions under the Investment Agreement, upon the exercise of all of the Warrants immediately after the taking of such action.

SECTION 8. Reserved.

SECTION 9. Expenses, Transfer Taxes and Other Charges. The Issuer shall pay any and all expenses, transfer taxes and other charges, including all costs associated with the preparation, issue and delivery of stock or warrant certificates, that are incurred in respect of the issuance or delivery of shares of Common Stock or Preferred Stock, as applicable, upon exercise of this Warrant pursuant to Section 2 and Section 12.02 hereof, or in connection with any division or combination of Warrants pursuant to Sections 3, 4 or 5 hereof. The Issuer shall not, however, be required to pay any tax which may be payable in respect of (a) the income, franchise or capital gain of any Holder, (b) any transfer involved in the issue and delivery of Warrant Shares in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid or (c) any transfer of the Warrant, and no transfer shall be made unless and until the Person requesting such transfer has been paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

SECTION 10. No Impairment. The Issuer will not, by amendment of its Constituent Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of this Warrant against impairment. Without limiting the generality of the foregoing, the Issuer (i) will not increase the par value of any Shares receivable on the exercise of this Warrant above the amount payable therefor on such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and non-assessable Shares on the exercise of this Warrant.

SECTION 11. Registration Rights. Following exercise of this Warrant, the Holder(s) will have certain rights relating to the registration of the shares of Common Stock issued upon exercise hereof at the times and in the manner specified in the Registration Rights Agreement.

SECTION 12. No Voting Rights.

12.01 No Holder by virtue of this Warrant shall be entitled to any voting or other rights as a stockholder of the Issuer or to be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon any Holder any of the rights of a stockholder of the Issuer or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of shares, change of par value or change of shares to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings or to receive subscription rights, except to the extent otherwise provided in this Warrant and this Section 12.

12.02 Notwithstanding anything to the contrary in this Warrant or in any Exercise Notice delivered under Section 2.01, the Warrant Shares issuable upon exercise of this Warrant in accordance with Section 2.01 shall be as follows:

(a) Common Stock shall be issuable in connection with any exercise of this Warrant by any Other Holder;

(b) Except as set forth in Section 12.02(a), only Preferred Stock shall be issuable in connection with any other exercise of this Warrant.

	SECTION 13.	Reserved.

SECTION 14.	Miscellaneous.

14.01 Office of Issuer. So long as any of the Warrants remain outstanding, the Issuer shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 250 Park Avenue, 4th Floor, New York, NY 10177, unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to all Holders.

14.02 Notices Generally. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 9.2 of the Purchase Agreement.

14.03 Transferability. The Initial Holder may transfer this Warrant at any time, in whole or in part, without the consent of the Issuer, (a) to any Affiliate of GECC, or (b) to any Person that is not an Affiliate of GECC; provided that any transfer under this Section 14.03(b) is made in compliance with the Securities Act and Section 3.

14.04 Amendments and Waivers. Any term of this Warrant may be amended and the observance of any terms of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holders at the time thereof.

14.05 Headings. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

14.06 Severability. If any provision of this Warrant, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction: (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of their invalid or unenforceable provision; and (b) the remainder of this Warrant and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

14.07 Governing Law; Waiver of Jury Trial. THIS WARRANT (AND ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED HERETO OR TO THE TRANSACTIONS CONTEMPLATED HEREBY OR TO THE INDUCEMENT OF ANY PARTY TO ENTER HEREIN, WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE AND WHETHER PREDICATED ON COMMON LAW, STATUTE OR OTHERWISE) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. THE PARTIES HERETO EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.08 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Issuer, whether such liability is asserted by the Issuer, by any creditor of the Issuer or any other Person.

14.09 Replacement. On receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Issuer or, in the case of mutilation, on surrender and cancellation of this Warrant, the Issuer at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

14.10 Binding Effect. This Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Warrant is intended or shall be construed to confer upon any person other than the parties hereto.

14.11 Remedies. In the event of a breach of this Warrant, the Holder shall be entitled to injunctive relief and specific performance of its rights under this Warrant, in addition to all of its rights granted by Law, including recovery of damages. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Warrant by the Issuer and hereby waives any defense in any action for injunctive relief or specific performance that a remedy at Law would be adequate.

14.12 Dispute Resolution.

(a) Except with respect to any request for equitable relief (including interim relief), any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Warrant, or the validity, interpretation, breach or termination of this Warrant, including claims seeking redress or asserting rights under any Law (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section 14.12. Until completion of such procedures, no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted by this Warrant or (ii) obtain equitable relief; provided, that the rights reserved in clause (i) of Section 14.12(a) may be exercised within three (3) months prior to the expiration of the applicable claim.

(b) Any party hereto seeking resolution of a Dispute shall first serve on the other a notice (an “Escalation Notice”) specifying the details of the relevant Dispute and requiring that such Dispute be referred to the parties’ representatives set out in Schedule 5.2(b) of the Investment Agreement. In the event that such parties’ representatives are unable to resolve such disagreement within fifteen (15) Business Days following the Escalation Notice, either party hereto may submit the Dispute for resolution by mediation pursuant to the International Institute for Conflict Prevention & Resolution Mediation Procedure as then in effect. Mediation will continue for at least thirty (30) days from the date such mediation was commenced, unless the mediator chooses to withdraw sooner.

(c) All offers of compromise or settlement among the parties in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.

(d) For the avoidance of doubt, the parties hereto agree that either of them may seek interim measures including injunctive relief in relation to the provisions of this Warrant or the parties’ performance of it from any New York Court.

14.13 Jurisdiction.

(a) Each of the parties hereto agrees that if any Dispute is not resolved pursuant to the procedures set forth in Section 14.12, such Dispute shall be resolved only in the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County (the “New York Courts,” and each, a “New York Court”). In that context, and without limiting the generality of the foregoing, each of the parties hereto by this Warrant irrevocably and unconditionally:

(b) submits for itself and its property in any Action relating to this Warrant or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the New York Courts, and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts;

(c) consents that any such Action may and shall be brought in the New York Courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in the New York Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(d) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 14.02; and

(e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

14.14 Counterparts. This Warrant may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

CIFC CORP.
By: /s/ Peter Gleysteen

Name: Peter Gleysteen Title: Chief Executive Officer

GE CAPITAL EQUITY INVESTMENTS, INC.
By:

Name:
Title:

ANNEX A
to
Warrant

FORM OF CERTIFICATE OF DESIGNATION

CIFC CORP.

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE NON-VOTING PREFERRED STOCK

The undersigned, Robert C. Milton, III, the Secretary of CIFC Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) on July 30, 2012 pursuant to Section 151(g) of the Delaware General Corporation Law (“DGCL”) and in accordance with the provisions of its Certificate of Incorporation, as amended, restated or otherwise modified through the date hereof (the “Certificate of Incorporation”):

WHEREAS, the Board of Directors may issue shares of the Corporation’s preferred stock, par value $0.001 per share (the “Preferred Stock”), from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors);

WHEREAS, the Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation, Amount and Par Value. A series of Preferred Stock, designated the “Series A Convertible Non-Voting Preferred Stock” (“Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock that the Corporation has the authority to issue is 2,000,000. Each such share shall have a par value of $0.001. The Corporation shall not issue any shares of Series A Preferred Stock, except pursuant to (and in accordance with the terms of) the Warrant to Purchase Common Stock or Preferred Stock issued by the Corporation to GE Capital Equity Investments, Inc. on or about September 24, 2012 (the “Warrant”).

Section 2. Rank. The Series A Preferred Stock shall in all respects, including with respect to dividend rights and rights upon liquidation, dissolution or the winding up of the Corporation, rank on parity with all classes or series of shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”).

Section 3. Dividends. Dividends and other distributions (including, without limitation, (x) any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation or (y) any redemption effected pro rata among all holders of Common Stock), payable in cash, securities or other property, shall be payable on Series A Preferred Stock equally, ratably and on a parity with such dividends and other distributions payable on Common Stock, as and when such dividends and other distributions are declared by the Board of Directors, as though Common Stock and Series A Preferred Stock were one and the same class; provided, that if (a) the dividends consist of Common Stock, the Corporation shall make available to each holder of Series A Preferred Stock dividends consisting of Series A Preferred Stock and (b) the dividends consist of voting securities of the Corporation other than Common Stock, the Corporation shall make available to each holder of Series A Preferred Stock dividends consisting of non-voting securities of the Corporation that are otherwise identical to such voting securities and that are convertible or exchangeable for such voting securities on the substantially similar terms as the Series A Preferred Stock is convertible into Common Stock; and provided, further, that unless the corresponding dividend or other distribution on the Series A Preferred Stock described in this Section 3 is declared, paid or set aside for payment concurrently with the dividend or other distribution on the Common Stock, the Corporation shall not declare, pay or set aside for payment any dividend or distribution on the Common Stock (including, without limitation, (x) any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation or (y) any redemption effected pro rata among all holders of Common Stock). Without limiting the generality of the foregoing, if the outstanding shares of Common Stock are split or subdivided into a greater number of shares of Common Stock, the Corporation shall declare a corresponding split or subdivision on the Series A Preferred Stock. If the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the Company shall combine the Series A Preferred Stock accordingly.

Section 4. Voting Rights. The holders of Series A Preferred Stock shall not have the right to vote for the election of directors or for any other purpose, except as set forth in this Section 4. With respect to all matters the holders of Series A Preferred Stock are entitled to vote on, each holder of Series A Preferred Stock shall be entitled to one vote per share. With respect to any vote set forth in this Section 4, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such shares of Series A Preferred Stock converted into shares of Common Stock pursuant to Section 5 on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

4.1 So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, approve any amendment, alteration or repeal (including, without limitation, by way of merger, consolidation, operation of law, or otherwise) of any provision of this Certificate of Designation or the Certificate of Incorporation that would (i) increase or decrease the par value per share of Series A Preferred Stock or (ii) alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely; or

4.2 Except as provided in Section 4.3 below, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, increase or decrease the aggregate number of authorized shares of Series A Preferred Stock.

4.3 Notwithstanding anything in 242(b)(2) of the DGCL or Section 4.2 to the contrary, (a) in the event that the number of shares of Series A Preferred issuable pursuant to the Warrant exceeds the number of shares of Series A Preferred Stock that are then authorized but not outstanding, the Corporation shall by resolution adopted in accordance with Section 151(g) of the DGCL increase the number of authorized shares of Series A Preferred Stock to a number equal to the total number of shares of Series A Preferred Stock then outstanding plus the total number of shares of Series A Preferred Stock then issuable upon exercise of the Warrant (a “Mandatory Increase”) and (b) the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall not be required to effect such Mandatory Increase.

Section 5. Conversion.

5.1 Shares of Series A Preferred Stock shall not be convertible into shares of Common Stock, except upon any transfer of any shares of Series A Preferred Stock to any Person that is a Non-GE Holder. Each share of Series A Preferred Stock transferred to any Non-GE Holder shall automatically convert, upon such transfer and without any further action on the part of any holder or the Corporation, into one share of Common Stock (a “Mandatory Conversion”). For purposes of this Section 5, “Non-GE Holder” means any Person that is not (x) General Electric Capital Corporation (“GECC”) or (y) any Person whose equity interests in the Corporation must be aggregated with those of GECC for purposes of the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any other applicable Federal banking law, regulation or policy.

5.2 Concurrently with, and as a condition to, any transfer of any shares of Series A Preferred Stock to any Non-GE Holder (each such transfer, a “Qualified Transfer”), the transferor and transferee of any shares of Series A Preferred Stock in such Qualified Transfer shall provide the Corporation a written notice of such Qualified Transfer (a “Notice of Conversion”). Such Notice of Conversion shall include: (a) a representation of such transferor that the transfer of such shares of Series A Preferred Stock is a Qualified Transfer; (b) the name in which shares of Common Stock to be issued upon such Mandatory Conversion should be registered; and (c) the manner in which certificates of Series A Preferred Stock held by such holder are to be surrendered for issuance of certificates representing shares of Common Stock. No later than twenty (20) business days following delivery of the Notice of Conversion, with respect to any shares of Series A Preferred Stock as to which a Mandatory Conversion shall have occurred, the Corporation shall issue and deliver certificates representing shares of Common Stock to the holder thereof or such holder’s designee upon presentation and surrender of the certificate evidencing such Series A Preferred Stock to the Corporation and, if required, furnishing appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, and, in the event that such conversion is with respect to some, but not all, of the shares of Series A Preferred Stock represented by the certificate surrendered, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Series A Preferred Stock that were not converted to Common Stock.

5.3 Shares of Series A Preferred Stock converted pursuant this Section 5 will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance, provided, that any shares of Series A Preferred Stock so converted shall not be reissued as shares of Series A Preferred Stock. All shares of Common Stock delivered upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

5.4 The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions pursuant to this Section 5, the full number of shares of Common Stock from time to time issuable upon the conversion of all shares of Series A Preferred Stock then outstanding and entitled to convert and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such shares upon any such conversion.

Section 6. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A Preferred Stock shall be entitled to share equally, ratably and on a parity with the holders of Common Stock, as though Common Stock and Series A Preferred Stock were one and the same class.

Section 7. Redemption Rights. Except as provided in Section 3, the Series A Preferred Stock shall not be redeemable.

Section 8. Legend. Each certificate for shares of Series A Preferred Stock shall bear a legend that substantially describes the terms of a Mandatory Conversion set forth in Section 5.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed in its name and on its behalf on this        day of September, 2012.

CIFC CORP.

By:
Name: Robert C. Milton, III
Title: Secretary and General Counsel

ANNEX B

to
Warrant

FORM OF EXERCISE

(To be executed by the registered holder hereof)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of [      ] shares of [Common Stock][Preferred Stock] of CIFC Corp., and herewith makes payment therefor, all on the terms and conditions specified in this Warrant, and, subject to Section 12.02 of the Warrant, requests that (i) certificates and/or other instruments covering such shares of [Common Stock][Preferred Stock] be issued in accordance with the instructions given below and (ii) if such shares of [Common Stock][Preferred Stock] shall not include all of the Warrant Shares to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of Warrant Shares issuable hereunder be delivered to the undersigned.

Dated:

(Signature of Registered Holder)

Instructions for issuance and
registration of shares of [Common Stock][Preferred Stock]:

Name of Registered Holder
(please print)

Social Security or other Identifying
Number:

Please deliver certificate to the following address:

Street

City, State and Zip Code

ANNEX C
to
Warrant

FORM OF ASSIGNMENT

(To be executed by the registered holder hereof)

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Warrant Shares covered thereby set forth hereinbelow:

Number of Warrant Shares
Name of Assignee	Address

Dated:

Signature of Registered Holder

Name of Registered Holder
(Please Print)

Witness: